EXHIBIT 99.1
                             SUBSCRIPTION AGREEMENT


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TO:    WAVERIDER COMMUNICATIONS INC.

RE:    Sale of Promissory Notes and Warrants of WaveRider Communications Inc.

Details of Subscription

The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase from WaveRider Communications Inc. (the "Company"), subject to the terms and conditions set forth in this subscription agreement (the "Agreement"), that number of units (the "Units") of the Company set forth below at a price of US$1,000 per Unit. Each Unit consists of (a) US$1,000 principal amount of 8% Series A promissory notes of the Company (the "Notes"), and (b) 2,150 warrants of the Company (the "Warrants"), on the terms set forth herein.

Each whole Warrant entitles the holder thereof to purchase one Common Share at a price of $0.50, such Warrants to expire on October 18, 2006.

The particulars of this offering and other terms and conditions applicable thereto are set out in Schedule "A" to this Agreement. Certain representations and warranties to be made by the Purchaser so that the Company can ensure compliance with applicable securities laws, are set out in Schedule "B" to this Agreement, with a form to be completed by individual Purchasers resident in British Columbia set out in Schedule "C". The terms of the appointment of an agent to act on behalf of the Purchasers with respect to the security interest granted to them shall be set out in Schedule "D" to this Agreement. The Notes shall be in the form attached as Schedule "E" to this Agreement and the Warrants shall be in the form attached as Schedule "F" to this Agreement. Each such schedule (and all attachments and appendices thereto) forms a part of this Agreement and the Purchaser should review each carefully.



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Number of Units:  ______________


IN WITNESS WHEREOF the Purchaser has executed, or caused its duly authorized representative to execute this Agreement on this ____________ day of October, 2001.


-----------------------------------------   ------------------------------------
Signature of Purchaser (if an individual)   Name of Purchaser (
                                            if not an individual)


                                            Per:
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Name of Purchaser (if an individual)            (signature of authorized
                                                 representative)


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Address of Purchaser                        Name and Title of Authorized
Representative


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United States Social Security Number, if any




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                               A C C E P T A N C E


The foregoing is acknowledged, accepted and agreed to by the undersigned as of this ____ day of October, 2001.



                        WAVERIDER COMMUNICATIONS INC.


                        Per:
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